Exhibit 10.19

[PETROHAWK LOGO]

AMENDED AND RESTATED PERFORMANCE SHARE AWARD CERTIFICATE

WHEREAS, on                         , KCS Energy, Inc., a Delaware corporation (“KCS”) has offered you (the “Participant”) the opportunity to receive shares of restricted common stock of KCS, contingent upon satisfaction of certain performance criteria (“KCS Performance Shares”) such that if the minimum performance criteria were satisfied at the end of the Performance Period, the KCS Performance Shares would be paid to you in the form of shares of restricted common stock of KCS (“KCS Bonus Stock”) under the KCS Energy, Inc. 2005 Employee and Directors Stock Plan (the “Plan”);

WHEREAS, on July 12, 2006, KCS merged with and into Petrohawk Energy Corporation, a Delaware corporation (the “Company”);

WHEREAS, pursuant to, and in accordance with, the terms and provisions of the amended and restated agreement and plan of merger by and among the Company, Hawk Nest Corporation and KCS executed on May 16, 2006 and effective as of April 20, 2006 (the “Merger Agreement”), upon consummation of the merger of KCS with and into the Company (the “Merger”), the Company assumed the Performance Share Award Certificate executed by you and by KCS on                          (the “Performance Share Award Certificate”), and the KCS Performance Shares which were awarded to you in the Performance Share Award Certificate were converted into an opportunity to receive such number of shares of restricted common stock of the Company (“Company Bonus Stock”, and such Company Bonus Stock is deemed Bonus Stock as such term is defined in the Plan) obtained by multiplying the number of shares of KCS Bonus Stock issuable in connection with the KCS Performance Shares as set forth in the Performance Share Award Certificate by 2.3705766461;

WHEREAS, pursuant to, and in accordance with, the terms and conditions of the Merger Agreement, you may no longer receive any shares of KCS Bonus Stock in payment for your KCS Performance Shares which were converted into an opportunity to receive shares of Company Bonus Stock;

WHEREAS, this Amended and Restated Performance Share Award Certificate (this “Amended Certificate”) amends and restates the Performance Share Award Certificate in its entirety and sets forth the number of shares of Company Bonus Stock which may become issuable in payment for your KCS Performance Shares, and it sets forth, along with the Amended and Restated Performance Share Award Agreement attached hereto as Annex I (the “Amended and Restated Performance Share Award Agreement”), any other provisions relating to your KCS Performance Shares amended or restated by the compensation committee (the “Committee”) of the board of directors (the “Board”) of the Company or the Board in accordance with the Merger Agreement and the Plan; and

WHEREAS, in accordance with the Merger Agreement and pursuant to the Merger, the Committee and the Board adjusted the Performance Criteria as follows: certain Performance Criteria are set forth in the Amended and Restated Performance Share Award Agreement relating to the stock market performance of KCS with respect to a portion of the Performance Period set forth in the Amended Certificate starting on January 1, 2006 and ending on July 12, 2006, and certain Performance Criteria are set forth in the Amended and Restated Performance Share Award Agreement relating to the stock market performance of the Company with respect to a portion of the Performance Period set forth in the Amended Certificate starting on July 13, 2006 and ending on December 31, 2008;

NOW THEREFORE, THIS IS TO CERTIFY that (1) the Company assumed the Performance Share Award Certificate; (2) this Amended Certificate amends and restates the Performance Share Award Certificate in its entirety; and (3) pursuant to, and in accordance with, the terms and provisions of the Merger Agreement, the Plan, and the Amended and Restated Performance Share Award Agreement, the Company is offering you an opportunity to receive Common Stock of the Company, contingent upon satisfaction of certain performance criteria (“Company Performance Shares”). If the minimum performance criteria are satisfied at the end of the Performance Period, the Company Performance Shares will be paid to you in the form of Company Bonus Stock under the Plan which was assumed by the Company as of July 12, 2006 upon consummation of the Merger, as follows:

Name	of Participant:

Address	of Participant:

Target	Number of Performance Shares:

Performance Period:	January 1, 2006 through December 31, 2008

Offer Grant Date:	Effective as of January 1, 2006

Offer Expiration Date:	15 Days after the Offer Grant Date

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Amended and Restated Performance Share Award Agreement, which is attached hereto as Annex I and the Plan (both incorporated herein by reference as if set forth in full in this document). By executing this Amended Certificate, you hereby irrevocably elect to accept the Company Performance Share Award rights granted pursuant to this Amended Certificate and the related Amended and Restated Performance Share Award Agreement and, contingent on satisfaction of the performance criteria in the Amended and Restated Performance Share Award Agreement, to receive some or all of the shares of Bonus Stock of Petrohawk Energy Corporation designated above subject to the terms and restrictions of the Plan, this Amended Certificate and the Amended and Restated Performance Share Award Agreement.

PARTICIPANT:	PETROHAWK ENERGY CORPORATION

By:
, an individual		Floyd C. Wilson, President and Chief Executive Officer

Dated:	Dated:

2

ANNEX I

[PETROHAWK LOGO]

KCS ENERGY, INC. 2005 EMPLOYEE AND DIRECTORS STOCK PLAN

AMENDED AND RESTATED PERFORMANCE SHARE AWARD AGREEMENT

AS ASSUMED BY PETROHAWK ENERGY CORPORATION (THE “COMPANY”) UPON

CONSUMMATION OF MERGER OF KCS ENERGY, INC. (“KCS”) WITH AND INTO THE COMPANY

This Amended and Restated Performance Share Award Agreement (this “Agreement”), is made and entered into on the execution date of the Amended and Restated Performance Share Award Certificate to which it is attached (the “Amended Certificate”), by and between Petrohawk Energy Corporation, a Delaware corporation (the “Company”), and the individual (“Participant”) named in the Amended Certificate.

WHEREAS, pursuant to the KCS Energy, Inc. 2005 Employee and Directors Stock Plan (the “Plan”), on                         , the Administrator of the Plan had authorized the grant to Participant of the right to earn Performance Shares, contingent upon satisfaction of certain performance criteria (“KCS Performance Shares”) payable in the form of restricted common stock of KCS (“KCS Bonus Stock”), upon the terms and subject to the conditions set forth in the Performance Share Award Certificate dated                          by and between Participant and KCS (the “Certificate”), the Performance Share Award Agreement dated                          by and between Participant and KCS (the “Performance Share Award Agreement”), and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan;

WHEREAS, on July 12, 2006, KCS merged with and into the Company (the “Merger”);

WHEREAS, pursuant to, and in accordance with, the terms and provisions of the amended and restated agreement and plan of merger by and among the Company, Hawk Nest Corporation and KCS executed on May 16, 2006 and effective as of April 20, 2006 (the “Merger Agreement”), the Company assumed the Plan, the Certificate and the Performance Share Award Agreement, and the KCS Performance Shares which were awarded to Participant in the Certificate were converted into an opportunity to receive such number of shares of restricted common stock of the Company (“Company Bonus Stock” and such Company Bonus Stock is deemed Bonus Stock as such term is defined in the Plan) obtained by multiplying the number of shares of KCS Bonus Stock issuable in connection with the KCS Performance Shares as set forth in the Certificate by 2.370576461;

WHEREAS, pursuant to, and in accordance with, the terms and conditions of the Merger Agreement, Participant may no longer receive any shares of KCS Bonus Stock in payment for Participant’s KCS Performance Shares which were converted into an opportunity to receive shares of Company Bonus Stock;

WHEREAS, in accordance with the Merger Agreement and pursuant to the Merger, the Compensation Committee (the “Committee”) of the board of directors (the “Board”) of the Company and the Board adjusted the Performance Criteria as follows: certain Performance Criteria are set forth in this Agreement relating to the stock market performance of KCS with respect to a portion of the Performance Period set forth in the Amended Certificate starting on January 1, 2006 and ending on July 12, 2006, and certain Performance Criteria are set forth in this Agreement relating to the stock market performance of the Company with respect to a portion of the Performance Period set forth in the Amended Certificate starting on July 13, 2006 and ending on December 31, 2008;

WHEREAS, the Certificate was amended and restated in its entirety;

WHEREAS, in the Amended Certificate, (a) the Company offered Participant an opportunity to receive shares of Company Bonus Stock, contingent upon satisfaction of certain performance criteria

(“Company Performance Shares”), and (b) if the minimum performance criteria are satisfied at the end of the Performance Period, the Company Performance Shares are to be paid to Participant in the form of Company Bonus Stock (such Company Bonus Stock offered to Participant, the “Award”) as set forth in the Amended Certificate; and

WHEREAS, this Amended and Restated Performance Share Award Agreement entirely amends and restates the Performance Share Award Agreement and sets forth any provisions related to the Award amended or restated by the Committee and the Board in accordance with the Merger Agreement and the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Basis for Award. This Award is made pursuant to the Merger Agreement and the Plan for valid consideration provided to the Company by the Participant. By your execution of the Amended Certificate, you agree to accept the Company Performance Share Award rights granted pursuant to the Amended Certificate and this Agreement and, contingent on satisfaction of the performance criteria in this Agreement, to receive some or all of the shares of Company Bonus Stock designated in the Amended Certificate subject to the terms and restrictions of the Plan, the Amended Certificate and this Agreement. If the minimum performance criteria are not satisfied at the end of the Performance Period, your Company Performance Shares will be forfeited.

2. Company Performance Share Award. Pursuant to the Plan and subject further to the terms and conditions herein set forth, the Company and Participant enter into this Agreement pursuant to which Participant may earn between 0% and 200% of the target number of Company Performance Shares specified in the Amended Certificate. Each Company Performance Share represents the value of one share of the common stock of the Company. Upon the Company’s achievement of pre-determined objectives (“Performance Criteria”) for the Performance Period specified in the Amended Certificate, the Company will pay out to Participant some or all of the Company Performance Shares in the form of Company Bonus Stock as hereinafter described. If the minimum Performance Criteria are not satisfied at the end of the Performance Period, the Company Performance Shares of the Participant will be forfeited. This Award shall be administered by the Administrator of the Plan, currently the Committee, and shall operate on the basis of the designated Performance Period. The Committee is authorized to interpret the Performance Criteria and from time to time may adopt such rules, regulations, definitions and forms consistent with the provisions of the Performance Criteria as it may deem advisable to carry out the Performance Criteria.

3. Vesting of Company Performance Share Awards. The Company Performance Share Awards will be paid in the form of Company Bonus Stock if the Performance Criteria are determined to be satisfied at the end of the Performance Period and the Participant has been continuously employed by the Company or a subsidiary through the end of the Performance Period. If the minimum Performance Criteria are not satisfied, the Company Performance Share Award will be forfeited at the end of the Performance Period. Any such Company Bonus Stock that is granted at the end of the Performance Period will be subject to additional forfeiture and transfer restrictions during the one-year period that begins after the end of the Performance Period. The restrictions on transfer shall lapse and the Company Bonus Stock shall become 100% vested if the Participant continues to be employed by the Company or a subsidiary for the additional one-year period after the end of the Performance Period.

4. Calculation of Company Performance Share Awards. The potential range of Company Performance Share Awards for the designated Performance Period shall be determined and calculated as follows:

(a) The Company Performance Share Award shall be based upon the Company’s percentile rank obtained by adding (1) (x) KCS’ Total Stockholder Return for the period of January 1, 2006 through July 12, 2006 (the “First Period”) as compared to the Total Stockholder Return of KCS’ Peer Group for the First Period multiplied by (y) a fraction the numerator of which is the number of trading days during the First Period and the denominator of which is the total number of trading days during the entire Performance Period, and (2) (x) the Company’s Total Stockholder Return for the period of July 13, 2006 through December 31, 2008 (the “Second Period”) as compared to the Total Stockholder Return of the Company’s Peer Group for the Second Period multiplied by (y) a fraction the numerator of which is the number of trading days in the Second Period and the denominator of which is the total number of trading days during the entire Performance Period. For this purpose, the Total Stockholder Return will equal (1) for KCS and KCS’ Peer Group Companies, a percentage equal to the KCS and KCS Peer Change in Stock Value divided by the KCS and KCS Peer Beginning Stock Value, and (2) for the Company and the Company’s Peer Group Companies, a percentage equal to the Company and Company Peer Change in Stock Value divided by the Company and Company Peer Beginning Stock Value. The percentage of the Target Number of Company Performance Shares specified in the Amended Certificate that will be granted as Company Bonus Stock will be determined based on the calculation set forth in this Section 4(a) and based on the schedule set forth in Section 4(b).

(b) The percentage of the Target Number of Company Performance Shares that is used to determine the Company Bonus Stock shall be determined based on the following schedule:

Company’s Percentile Rank in Peer Group (Calculated as set forth in Section 4(a))	Percentage of Target Number of Company Performance Shares to be Granted as Company Bonus Stock
Less than 33rd Percentile Rank	0%

Minimum Threshold - Percentile Rank is equal to or greater than 33rd percentile, but less than 54th percentile	50%

Target - Percentile Rank is equal to or greater than 54th percentile, but less than 80th percentile	100%

Maximum - Percentile Rank is equal to or greater than 80th percentile	200%

(c) Notwithstanding Section 4(b), no Company Bonus Stock will be payable unless the Company’s Total Stockholder Return during the Performance Period (based on the weighted average calculation set forth in Section 4(a) and taking into account KCS’ Total Stockholder Return for the First Period) equals or exceeds six percent (6%) per annum.

(d) For purposes of this Section 4:

1. “Company and Company Peer Beginning Stock Value” shall mean $100, invested in common stock at the average closing price on the New York Stock Exchange, American Stock Exchange or Nasdaq, as the case may be, of one share of common stock during each trading day in the 30 day calendar period immediately preceding the first day of the Second Period.

2. “Company and Company Peer Change in Stock Value” shall mean the Company and Company Peer Ending Stock Value minus the Company and Company Peer Beginning Stock Value.

3. “Company and Company Peer Ending Stock Value” shall mean the average closing price on the New York Stock Exchange, American Stock Exchange or Nasdaq, as the case may be, of one share of common stock during each trading day in the 30 calendar day period immediately preceding the last day of the Second Period, multiplied by the sum of the number of shares represented by the Company and Company Peer Beginning Stock Value initial

$100 investment plus such additional shares resulting from all dividends paid on common stock during the Second Period being treated as though they are reinvested on the applicable ex-dividend dates at the applicable closing price on such dates. Shares used in determining Total Stockholder Return for the Company and the Company Peer Group Companies shall be appropriately adjusted for stock splits and stock dividends during the Second Period.

4. “KCS and KCS Peer Beginning Stock Value” shall mean $100, invested in common stock at the average closing price on the New York Stock Exchange, American Stock Exchange or Nasdaq, as the case may be, of one share of common stock during each trading day in the 30 calendar day period immediately preceding the first day of the First Period.

5. “KCS and KCS Peer Change in Stock Value” shall mean the KCS and KCS Peer Ending Stock Value minus the KCS and KCS Peer Beginning Stock Value.

6. “KCS and KCS Peer Ending Stock Value” shall mean the average closing price on the New York Stock Exchange, American Stock Exchange or Nasdaq, as the case may be, of one share of common stock during each trading day in the 30 calendar day period immediately preceding the last day of the First Period, multiplied by the sum of the number of shares represented by the KCS and KCS Peer Beginning Stock Value initial $100 investment plus such additional shares resulting from all dividends paid on common stock during the First Period being treated as though they are reinvested on the applicable ex-dividend rates at the applicable closing price on such dates. Shares used in determining Total Stockholder Return for KCS and the KCS Peer Group Companies shall be appropriately adjusted for stock splits and stock dividends during the First Period.

5. Peer Group Companies. For the First Period, the following companies are the KCS’ Peer Group Companies for purposes of the calculation of the Company’s Percentile Rank based on Total Stockholder Return as set forth in Section 4:

(a) Comstock Resources, Inc. (CRK)

(b) Encore Acquisition Company (EAC)

(c) Energy Partners Limited (EPL)

(d) The Meridian Resource Corporation (TMR)

(e) Penn Virginia Corporation (PVA)

(f) St. Mary Land & Exploration Company (SM)

(g) Stone Energy Corporation (SGY)

(h) Swift Energy Company (SFY)

(i) Whiting Petroleum Company (WLL)

(j) Petrohawk Energy Corporation (HAWK)

For the Second Period, the following companies are the Company’s Peer Group Companies for purposes of the calculation of the Company’s Percentile Rank based on Total Stockholder Return as set forth in Section 4:

(a) Cabot Oil and Gas Corporation (COG)

(b) Cimarex Energy Co. (XEC)

(c) Exco Resources, Inc. (XCO)

(d) Pogo Producing Company (PPP)

(e) St. Mary Land & Exploration Company (SM)

(f) Whiting Petroleum Company (WLL)

(g) Forest Oil Corporation (FST)

(h) Range Resources Corporation (RRC)

In the event that a company in the Company’s Peer Group is no longer in existence or does not have a class of common stock that is listed on the New York Stock Exchange, American Stock Exchange or Nasdaq on the last day of the Performance Period, such company shall be removed from the Company Peer Group; the Committee may, in its sole discretion, replace such company with another company of its choosing or reduce the size of the Company’s Peer Group. The Committee also may, in its sole discretion, remove or replace with another company of its choosing or reduce the size of the Company’s Peer Group in the event a company in the Company’s Peer Group merges with or is acquired by another company, including another Peer Group company. In the event that the Committee no longer believes that a company in the Company’s Peer Group should remain in the Company’s Peer Group (due to a change in the size of the company or in the nature of the business of the company or any other similar reasons), the Committee also may, in its sole discretion, replace such company with another company of its choosing or reduce the size of the Company’s Peer Group.

6. Payout of Award. The payment of Company Bonus Stock in settlement of Company Performance Share Awards earned for the Performance Period will only be issued to Participant as soon as practicable following the Committee’s formal review and certification of the actual Total Stockholder Return and Percentile Rank performance results of the Company and the Peer Group for the Performance Period calculated as set forth in Section 4 of this Agreement.

7. Payments in Event of Termination.

(a) In the event Participant terminates employment with the Company for any reason (other than an event described in Section 7(b) hereof) prior to the end of the Performance Period and the date of payment of a Company Performance Share Award, no Company Bonus Stock shall be due hereunder. Any unvested Company Performance Share Award shall be forfeited and shall be added to the share reserve under the Plan.

(b) Notwithstanding the provisions of Section 7(a), in the event Participant terminates employment with the Company prior to the last day of the Performance Period on account of death, Disability or Retirement or a Change in Control Termination, the Participant (or the Participant’s beneficiary or estate in the event of the Participant’s death) will be entitled to a fully vested Prorated Award without regard to any requirement that the Participant continue to be employed through the one year period following the last day of the Performance Period. A “Change in Control Termination” means an involuntary termination of the Participant’s employment by the Company, other than for Cause, that occurs following a Change in Control during either the Performance Period or the one year vesting period following the end of the Performance Period.

(c) For purposes of determining the percentage of the Target Number of Performance Shares that is used to determine a Prorated Award, the prorated actual performance will be used for any full calendar year completed by the Participant (taking into account the weighted average calculation set forth in Section 4(a) of this Agreement) and for the remaining period it shall be assumed that the Company’s Percentile Rank is equal to or greater than 54th percentile, but less than 80th percentile and that the Participant is entitled to Company Bonus Stock equal to 100% of the Target Grant Level for any calendar year portion of the Performance Period in which Participant is employed by the Company for less than the full calendar year. For example, in 2008 a Change in Control Termination occurs. The Percentile Rank for 2007 will be determined based on 2007 Total Stockholder Return and the percentage of the Target Grant Level that is used to determine the Company Bonus Stock will be determined based on 2007 Percentile Rank multiplied by a ratio the numerator of which is the length of the time period for which the Percentile Rank is being determined (i.e., January 1, 2007 through December 31, 2007) and the denominator of which is the total length of the Performance Period set forth in the Participant’s Amended Certificate (i.e., January 1, 2006 through December 31, 2008). Notwithstanding anything herein to the contrary, the weighted average calculation set forth in Section 4(a) of this Agreement shall be taken into account in determining the Percentile Rank for 2006 (based on the 2006 Total Stockholder Return), and once the Percentile Rank for 2006 (based on the 2006 Total Stockholder Return) has been determined for 2006, the percentage of the Target Grant Level that is used to determine the Company Bonus Stock attributable to the year 2006 shall be determined based on 2006 Percentile Rank multiplied by a ratio the numerator of which is the length of time period for which the Percentile Rank is being determined (i.e., January 1, 2006 through December 31, 2006) and the denominator of which is the total length of the Performance Period set forth in the Participant’s Amended Certificate (i.e., January 1, 2006 through December 31, 2008).

(d) If a Change in Control Termination occurs during the one-year vesting period that begins after the end of the Performance Period, then the Company Bonus Stock shall become fully vested and will not be subject to restrictions on transfer.

8. Compliance with Laws and Regulations. The issuance and transfer of Company’s Common Stock shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

9. Tax Withholding.

(a) Participant agrees that, no later than the first to occur of (i) the date as of which the restrictions on the Company Bonus Stock shares shall lapse or (ii) the date required by Section 9(b) below, Participant shall pay to the Company (in cash or to the extent permitted by the Administrator, by tendering Company Stock held by the Participant, including Company Bonus Stock held in escrow that becomes vested (“Share Withholding”), with a Fair Market Value on the date the Company Bonus Stock vests equal to the amount of Participant’s minimum statutory tax withholding liability, or to the extent permitted by the Administrator, a combination thereof) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Company Bonus Stock for which the restrictions shall lapse. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of such Company Stock. Payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by tendering Company Stock or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act. The information required to comply with the specificity requirements of Rule 16b-3 under the Exchange Act shall include the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

(b) Participant may elect, within thirty (30) days of the transfer by the Company to the Participant of the Company Bonus Stock, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Company Bonus Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended. In connection with any such Section 83(b) election, Participant shall pay to the Company, or make such other arrangements satisfactory to the Administrator to pay to the Company based on the Fair Market Value of the Company Bonus Stock on the transfer date (after the Committee certification), any federal, state or local taxes required by law to be withheld with respect to such Shares at the time of such election. If Participant fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state or local taxes required by law to be withheld with respect to such Company Bonus Stock.

10. No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s service at any time. In the event Participant’s employment with the Company is terminated by the Company, by Participant or as a result of Participant’s death or disability (unless the acceleration provisions of Section 3 are applicable), no unvested shares of Common Stock shall become vested after such termination of employment.

11. Representations and Warranties of Participant. Participant represents and warrants to the Company that:

(a) Agrees to Terms of the Plan. Participant has received a copy of the Plan and has read and understands the terms of the Plan, the Amended Certificate and this Agreement, and agrees to be bound by their terms and conditions. Participant acknowledges that there may be adverse tax consequences upon the vesting of Company Bonus Stock or disposition of the shares of Company’s Common Stock once vested, and that Participant should consult a tax advisor prior to such time.

(b) SEC Rule 144. Participant understands that Rule 144 promulgated under the Securities Act may indefinitely restrict transfer of the Common Stock of Company awarded as Company Bonus Stock so long as Participant remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

12. Compliance with U.S. Federal Securities Laws. Participant understands and acknowledges that notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Common Stock of the Company awarded as Company Bonus Stock is expressly conditioned upon compliance with the Securities Act and all applicable federal and state securities laws. Participant agrees to cooperate with the Company to ensure compliance with such laws.

13. Forfeiture of Unvested Stock. Unless otherwise provided in an employment agreement the terms of which have been approved by the Administrator, if unvested Common Stock of the Company (“Unvested Shares”) standing in the name of Participant on the books of the Company does not become vested on or before the expiration of the period during which the applicable vesting conditions must occur, such Unvested Shares shall be automatically forfeited and cancelled as outstanding shares of Common Stock of the Company immediately upon the occurrence of the event or time period after which such Unvested Shares may no longer become vested.

14. Restrictions on Unvested Shares.

(a) Deposit of the Unvested Shares. Participant shall deposit all of the Unvested Shares with the Company to hold until the Unvested Shares become vested, at which time such vested shares shall no longer constitute Unvested Shares. Participant shall execute and deliver to the Company, concurrently with the execution of this Agreement, blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested. The Company will deliver to Participant the Stock Certificate for the shares of Common Stock of the Company that become vested upon vesting of such shares.

(b) Restriction on Transfer of Unvested Shares. Participant shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Unvested Shares, except as permitted by this Agreement.

15. Adjustments. The number of Company Performance Shares and Unvested Shares attributable to Company Bonus Stock shall be automatically adjusted to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchanges of shares or other similar event affecting the Company’s outstanding Common Stock subsequent to the date of this

Agreement. If Participant becomes entitled to receive any additional shares of Common Stock or other securities (“Additional Securities”) in respect of the Unvested Shares, the total number of Unvested Shares shall be equal to the sum of (i) the initial Unvested Shares; and (ii) the number of Additional Securities issued or issuable in respect of the initial Unvested Shares and any Additional Securities previously issued to Participant.

16. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Common Stock of the Company, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Participant and the Company or any agreement between Participant and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN AN AMENDED AND RESTATED PERFORMANCE SHARE AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Instructions. Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock of the Company that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

17. Modification. This Agreement may not be modified except in writing signed by both parties.

18. Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

19. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Plan Administrator for review. The resolution of such a dispute by the Plan Administrator shall be final and binding on the Company and Participant.

20. Entire Agreement. The Plan and the Amended Certificate are incorporated herein by reference. This Agreement, the Amended Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement, the Amended Certificate and the Plan, the Plan shall govern and control.

21. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated on the signature page hereof or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile or telecopier.

22. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

24. Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Award or disposition of the Company Bonus Stock and that Participant should consult a tax advisor prior to such exercise or disposition.

25. Prohibitions on Transfer and Hedging. Rights to acquire shares of Common Stock of the Company under this Agreement shall not be transferable by the Participant except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to any Company Bonus Stock to which the Participant would otherwise be entitled to under this Agreement. During the period that this Award is outstanding or Company Bonus Stock awarded hereunder is subject to restrictions, Participant covenants and agrees not to engage in any short sale, pledge, transfer, hedging or other derivative transaction involving the future right to Company Bonus Stock under this Agreement and hereby acknowledges that any violation of this covenant will result in a forfeiture of the Company Bonus Stock and the Company’s right to recover any profits recognized directly or indirectly in connection with such restricted transactions.

EXHIBIT A

KCS Energy, Inc. 2005 Employee and Directors Stock Plan